EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Sinclair Broadcast Group, Inc. of our report dated March 25, 1996 relating to the financial statements of Sullivan Broadcasting Company, Inc., which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.


Price Waterhouse LLP
Boston, MA
May 5, 1998